As filed with the Securities and Exchange Commission on July 25, 2001

                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________
                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ______________________
                              CHEAP TICKETS, INC.
             (Exact name of registrant as specified in its charter)

                          Delaware                     99-0338363
             (State or other jurisdiction of      (I.R.S. Employer
              incorporation or organization)      Identification No.)

                            1440 Kapiolani Boulevard
                             Honolulu, Hawaii 96814
                                 (808) 945-7439
  (Address, including zip code, and telephone number, including area code, of registrant's Principal Executive Offices)

                              Cheap Tickets, Inc.
                 Amended and Restated 1999 Stock Incentive Plan
                            (Full title of the plan)

                                _______________

                               Michael J. Hartley
                        Executive Chairman of the Board
                              Cheap Tickets, Inc.
                            1440 Kapiolani Boulevard
                             Honolulu, Hawaii 96814
                                 (808) 945-7439
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                _______________

                                   Copies to:
                             Henry M. Fields, Esq.
                              Albert Y. Park, Esq.
                            Morrison & Foerster LLP
                             555 West Fifth Street
                       Los Angeles, California 90013-1024
                                 (213) 892-5200

                                  ___________

                                           CALCULATION OF REGISTRATION FEE
==================================================================================================================
      Title of securities              Amount  to       Proposed maximum    Proposed maximum       Amount of
        to be registered             be registered       offering price    aggregate offering   registration fee
                                                            per share             price
------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
 per share......................  1,208,019 shares (1)      $10.88 (2)       $13,143,247 (2)        $3,286
==================================================================================================================

(1) This total represents the increase in the number of shares authorized to be issued under the Amended and Restated 1999 Stock Incentive Plan.

(2) Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933 (the "Securities Act"), the proposed maximum offering price per share and the proposed maximum aggregate offering price for shares subject to awards that have not been issued have been determined on the basis of the average of the high and low prices reported on the Nasdaq National Market on July 20, 2001.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
================================================================================

                                EXPLANATORY NOTE

This Registration Statement relates to and registers an additional 1,208,019 shares of Common Stock, $.001 par value, of Cheap Tickets, Inc. for issuance under its Amended and Restated 1999 Stock Incentive Plan (the "Plan"). These shares were added to the Plan pursuant to provisions in the Plan which increase the number of shares reserved for issuance based on a formula. Under General Instruction E to Form S-8, the information contained in the Registrant's registrations on Form S-8, Registration Nos. 333-78465 and 333-46724, as filed with the Securities and Exchange Commission on May 14, 1999 and September 27, 2000, respectively, are currently effective and are hereby incorporated herein by reference thereto. The securities registered hereunder are the same class as the securities previously registered under Registration Statement No. 333-78465 and 333-46724.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Cheap Tickets, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

      (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Commission on April 2, 2001 (File No. 000-25279).

      (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in
(a) above.

     (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 000-25279), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, filed after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") contains detailed provisions on indemnification of directors and officers against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with legal proceedings. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director of the corporation to its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation of the Registrant eliminates the liability of each of its directors to its stockholders or the Registrant for monetary damages for breach of fiduciary duty to the full extent provided by the DGCL, as such law exists or may hereafter be amended.

     Indemnification applies to any threatened, pending or completed action, suit or proceeding, whether, civil, criminal, administrative or investigative. Indemnification may include all expenses (including attorneys' fees, judgments, fines, ERISA excise taxes and amounts paid in settlement) reasonably incurred by the indemnified person.

     The Registrant maintains a directors' and officers' liability and reimbursement insurance policy intended to reimburse the Registrant for any payments made by it pursuant to its indemnification obligations.

     The foregoing statements are subject to the detailed provisions of Section 102(b)(7) of the DGCL and the Certificate of Incorporation of the Registrant, as applicable.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4.1 Cheap Tickets, Inc. Amended and Restated 1999 Stock Incentive Plan (Incorporated by reference to Appendix A of the Registrant's definitive Proxy Statement on Schedule 14A filed with the Commission on April 7, 2000 (File No. 000-25279)).

     5.1   Opinion of Morrison & Foerster LLP.

    23.1   Consent of PricewaterhouseCoopers LLP, Independent Public
           Accountants.

    23.2   Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

    24.1   Power of Attorney (See page II-4).

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cheap Tickets, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on July 25, 2001.

                              CHEAP TICKETS, INC.

                              By: /s/ Michael J. Hartley
                                  ----------------------
                                  Michael J. Hartley
                                  Executive Chairman of the Board


                               POWER OF ATTORNEY

    The undersigned hereby constitutes and appoints Michael J. Hartley and Samuel D. Horgan, and each of them, as his true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his stead, in any and all capacities, to sign on his behalf this Registration Statement on Form S-8 and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, and each of them, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, jointly or severally, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 25, 2001.

Signature                                      Title
/s/ Michael J. Hartley                         Executive Chairman of the Board
----------------------------------
Michael J. Hartley


/s/ Sam E. Galeotos                            President, Chief Executive Officer and Director
----------------------------------
Sam E. Galeotos


/s/ Samuel D. Horgan                           Chief Financial Officer and Vice President of Finance
----------------------------------
Samuel D. Horgan


/s/ Giles H. Bateman                           Director
----------------------------------
Giles H. Bateman


/s/ George R. Mrkonic                          Director
----------------------------------
George R. Mrkonic


/s/ A. Maurice Myers                           Director
----------------------------------
A. Maurice Myers


/s/ Cece Smith                                 Director
----------------------------------
Cece Smith


/s/ Jeffrey Watanabe                           Director
----------------------------------
Jeffrey Watanabe

                               INDEX TO EXHIBITS


Exhibit
Number              Document
------              --------

  4.1 Cheap Tickets, Inc. Amended and Restated 1999 Stock Incentive Plan (Incorporated by reference to Appendix A of the Registrant's definitive Proxy Statement on Schedule 14A filed with the Commission on April 7, 2000 (File No. 000-25279)).

  5.1     Opinion of Morrison & Foerster LLP.

 23.1     Consent of PricewaterhouseCoopers LLP, Independent Public Accountants.

 23.2     Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

 24.1     Power of Attorney (see page II-4).